UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 1, 2020

Commission File Number	Exact name of registrant as specified in its charter and principal office address and telephone number	State of Incorporation	I.R.S. Employer Identification No.
001-37976	Southwest Gas Holdings, Inc. 5241 Spring Mountain Road Post Office Box 98510 Las Vegas, Nevada 89193-8510 (702) 876-7237	Delaware	81-3881866

001-07850	Southwest Gas Corporation 5241 Spring Mountain Road Post Office Box 98510 Las Vegas, Nevada 89193-8510 (702) 876-7237	California	88-0085720

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Southwest Gas Holdings, Inc:

Title of each class	Trading Symbol	Name of each exchange on which registered
Southwest Gas Holdings, Inc. Common Stock, $1 Par Value	SWX	New York Stock Exchange
Southwest Gas Corporation:
None.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or
Rule12b-2
of the Securities Exchange Act of 1934 (§
240.12b-2
of this chapter).
Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01.	Entry into a Material Definitive Agreement.
On June 4, 2020, Southwest Gas Corporation (the “Company”), a wholly owned subsidiary of Southwest Gas Holdings, Inc. (the “Parent”), completed a public offering of $450 million aggregate principal amount of 2.200% Senior Notes due 2030 (the “Notes”) pursuant to an Underwriting Agreement, dated June 1, 2020, with KeyBanc Capital Markets Inc., MUFG Securities Americas Inc., TD Securities (USA) LLC and U.S. Bancorp Investments, Inc., as representatives of the underwriters named therein (the “Underwriting Agreement”). The Notes were registered under the Securities Act of 1933, as amended, pursuant to an effective shelf registration statement on Form
S-3
(File No.
 333-222047-01)
filed with the Securities and Exchange Commission on December 13, 2017. The Company received net proceeds from the sale of the Notes of approximately $445.7 million, after deducting underwriting discounts and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the offering to redeem the $125 million aggregate principal amount of our 4.45% Senior Notes due 2020 in full, to reduce borrowings under the Company’s credit facility, with the remaining net proceeds intended for general corporate purposes.
The Notes were issued pursuant to an Indenture, dated as of June 4, 2020 (the “Base Indenture”), by and between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”) and a First Supplemental Indenture, dated as of June 4, 2020, between the Company and the Trustee (the “First Supplemental Indenture,” and together with the Base Indenture, the “Indenture”). The Indenture provides for customary events of default and includes certain covenants, including, but not limited to, restrictions on the Company’s ability to issue indebtedness for borrowed money secured by a lien and enter into certain sale and lease-back transactions.
The Notes bear interest at a fixed rate equal to 2.200% per year, payable semi-annually in arrears on June 15 and December 15 of each year beginning on December 15, 2020. The Notes are unsecured and unsubordinated obligations of the Company and are not guaranteed by the Parent. The Notes rank equal in right of payment with all of the Company’s existing and future unsecured and unsubordinated indebtedness. The Notes will mature on June 15, 2030. At any time prior to March 15, 2030, the Company may redeem the Notes, in whole or in part, at a price equal to the greater of (1) 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest on those Notes up to but excluding the redemption date, or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed (not including any portion of such payments of interest accrued as of the redemption date), discounted to the redemption date on a semi-annual basis (assuming a
360-day
year consisting of twelve
30-day
months) at the treasury rate plus 25 basis points, plus accrued and unpaid interest up to, but excluding, the redemption date. At any time on or after March 15, 2030, the Company may redeem the Notes in whole or in part at 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on those Notes up to but excluding the redemption date.
The foregoing descriptions of the Underwriting Agreement, the Indenture and the Notes are qualified in their entirety by reference to the Underwriting Agreement, Base Indenture, the Supplemental Indenture and the Notes, which are attached hereto as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference.
Item 2.03.	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of Registrant.
The information contained above in Item 1.01 is incorporated herein by reference.
Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

1.1
Underwriting Agreement, dated June 1, 2020, by and among Southwest Gas Corporation and KeyBanc Capital Markets Inc., MUFG Securities Americas Inc., TD Securities (USA) LLC and U.S. Bancorp Investments, Inc., as representatives of the underwriters named therein.

4.1	Indenture, dated June 4, 2020, by and between Southwest Gas Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.2	First Supplemental Indenture, dated June 4, 2020, by and between Southwest Gas Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.3	Form of 2.200% Senior Note due 2030 (included in Exhibit 4.2)

5.1	Opinion of Morrison & Foerster LLP regarding the legality of the Notes

23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS HOLDINGS, INC.

Date: June 4, 2020	/s/ Kenneth J. Kenny
Kenneth J. Kenny
Vice President/Finance/Treasurer

SOUTHWEST GAS CORPORATION

Date: June 4, 2020	/s/ Kenneth J. Kenny
Kenneth J. Kenny
Vice President/Finance/Treasurer